Exhibit 99.1

SailPoint Reschedules Date of Fourth Quarter and Full Year 2018 Earnings Call

AUSTIN, March 4, 2019 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, will report its fourth quarter and full year 2018 financial results after the U.S. financial markets close on Tuesday, March 5, 2019. This call was rescheduled from the original date of February 21, 2019.

SailPoint will host a conference call that day at 5:00 p.m. Eastern Time to discuss the results. The dial-in number will be 877-407-0792 or 201-689-8263. Additionally, a live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on March 19, 2019. The replay dial-in number will be 844-512-2921or 412-317-6671, using the replay pin number: 13688348. An archived webcast of the call will also be available at https://investors.sailpoint.com.

SailPoint: The Power of Identity™

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 7 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 13 pharmaceutical companies, and 11 of the largest 15 federal agencies.

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Investor Relations:
ICR for SailPoint
Staci Mortenson, 512-664-8916
investor@sailpoint.com

or

Media Relations:
SailPoint Technologies Holdings, Inc.
Jessica Sutera, 978-278-5411
Jessica.Sutera@sailpoint.com